                                                                    EXHIBIT 99.1


                               RELEASE: IMMEDIATE
                          GETTY REALTY CORP. ANNOUNCES

                FINANCIAL RESULTS FOR THE QUARTER AND NINE MONTHS

                            ENDED SEPTEMBER 30, 2005



     JERICHO, NY, OCTOBER 31, 2005 --- Getty Realty Corp. (NYSE-GTY) today reported its financial results for the quarter and nine months ended September 30, 2005.

     Net earnings were $12.8 million for the quarter and $34.4 million for the nine months ended September 30, 2005, as compared with $10.0 million and $28.5 million for the respective prior year periods. Net earnings increased by $2.8 million, or 28.1%, for the quarter and by $5.9 million, or 20.8%, for the nine months ended September 30, 2005 over the comparable periods in 2004.

     The increases in net earnings resulted from the acquisition of properties in November 2004 and March 2005 which generated additional revenue from rental properties that was partially offset by additional depreciation and amortization and interest expenses. The increases in net earnings were also due to reductions in environmental expenses, net of estimated recoveries, of $0.7 million for the quarter and $2.8 million for the nine month period ended September 30, 2005 as compared to the prior year periods, and the recognition of an income tax benefit of $1.5 million recorded in the third quarter of 2005 due to a net reduction in the amount accrued for uncertain tax positions to the extent that the uncertainties regarding these positions have been resolved.

     Funds from operations, or FFO, increased $3.1 million to $14.7 million for the quarter and $6.7 million to $40.3 million for the nine months ended September 30, 2005, as compared to the respective prior year periods.

     Adjusted funds from operations, or AFFO, increased $1.9 million to $12.3 million for the quarter and $5.8 million to $36.0 million for the nine months ended September 30, 2005 as compared to the prior year quarter and nine month periods.

     The increases in FFO and AFFO were principally due to the increases in net earnings described above. The $1.5 million income tax benefit is included in net earnings and FFO but is not included in AFFO. FFO increased more than AFFO on both a dollar and percentage basis due to the income tax benefit recorded in the nine month period of 2005 which was partially offset by a decrease in deferred rental revenues (both of which are included in net earnings and FFO but excluded from AFFO) of $0.3 million for the quarter and $0.6 million for the nine months ended September 30, 2005 as compared to the prior year periods. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are reconciled to net earnings and discussed in greater detail in the financial tables at the end of this release.

     Earnings per share increased $0.12 per share to $0.52 per share for the quarter and $0.24 per share to $1.39 per share, for the nine months ended September 30, 2005, as compared to the prior



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year periods. For the quarter ended September 30, 2005, FFO per share increased
$0.12 per share to $0.59 per share and AFFO per share increased $0.08 per share to $0.50 per share as compared to the prior year period. FFO per share increased $0.27 per share to $1.63 per share and AFFO per share increased $0.24 per share to $1.46 per share for the nine months ended September 30, 2005 as compared to the prior year period.

     Revenues from rental properties were $17.8 million for the quarter and $53.0 million for the nine months ended September 30, 2005 as compared to $16.4 million and $49.4 million for the respective prior year periods. Rent received for the quarter was $16.9 million and $50.3 million for the nine months ended September 30, 2005 as compared with $15.3 million for the quarter and $46.0 million for the nine month period ended in 2004. The increase in rent received was primarily due to rental income from the properties acquired in November 2004 and March 2005 and rent escalations, and was partially offset by the effect of lease terminations and property dispositions. In addition to rent received, revenues from rental properties include deferred rental revenues accrued due to recognition of rental income on a straight-line basis of $0.9 million for the quarter and $2.7 million for the nine months ended September 30, 2005 as compared to $1.1 million and $3.3 million for the respective prior year periods.

     Environmental expenses, net were $0.4 million for the quarter and $1.8 million for the nine months ended September 30, 2005, as compared to $1.0 million for the prior year quarter and $4.6 million for prior year nine month period. Environmental litigation expense and related legal fees decreased by $0.2 million for the quarter and by $1.7 million for the nine months ended September 30, 2005 as compared to the prior year periods. Environmental expenses for the nine months ended September 30, 2005 include a $0.6 million net credit for environmental litigation expense, which was principally recorded in the first quarter of 2005, due to net reductions in litigation loss reserve estimates.

     Environmental expenses were also affected by changes in estimated environmental costs, net of estimated recoveries, and accretion expenses, which decreased by $0.4 million as compared to the prior year quarter and by $1.1 million as compared to the prior nine month period. The net change in estimated environmental costs and accretion expense aggregated $46,000 for the quarter and $1.3 million for the nine months ended September 30, 2005 as compared to $0.5 million for the comparable quarter and $2.4 million for the comparable nine month period last year. The decrease in net changes in estimated environmental costs for the quarter was due, in part, to successfully obtaining additional reimbursements or regulatory approval for significantly less costly remediation treatment methods at certain locations.

     Depreciation and amortization expense was $2.1 million for the quarter and $6.1 million for the nine month period ended September 30, 2005, as compared to $1.8 million and $5.4 million for the respective prior year periods. The increase was due to depreciation and amortization of properties acquired in November 2004 and March 2005 partially offset by property dispositions.

     Interest expense, principally related to borrowings used to finance the acquisition of properties in November 2004 and March 2005, was $0.5 million for the quarter and $1.1 million for the nine months ended September 30, 2005 and was insignificant in the prior year periods.

     Getty Realty's Third Quarter Earnings Conference Call is scheduled for tomorrow, Tuesday, November 1, 2005 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial



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719-457-2699 five to ten minutes before the scheduled start time and reference pass code 4665664. If you cannot participate in the live event, a replay will be available beginning on November 1, 2005 at noon though midnight, November 4, 2005. To access the replay, please dial 719-457-0820 and reference pass code 4665664.

     Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of retail motor fuel and convenience store properties and petroleum distribution terminals. The Company owns and leases over 1,050 properties in the Eastern United States.

     CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS "BELIEVES", "EXPECTS", "PLANS", "PROJECTS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE USED IN THIS RELEASE, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS (INCLUDING THE RISKS THAT ARE DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION), UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. GETTY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                     -more-


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                       GETTY REALTY CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)



                                                                    September 30,     December 31,
Assets:                                                                2005               2004
                                                                    -------------     ------------
Real Estate:
   Land                                                              $ 172,091           $ 156,571
   Buildings and improvements                                          199,437             190,019
                                                                     ---------           ---------
                                                                       371,528             346,590
   Less - accumulated depreciation and amortization                   (108,577)           (106,463)
                                                                     ---------           ---------
     Real estate, net                                                  262,951             240,127

Deferred rent receivable                                                27,855              25,117
Cash and equivalents                                                       954              15,700
Recoveries from state underground storage tank funds, net                4,888               5,437
Mortgages and accounts receivable, net                                   2,412               3,961
Prepaid expenses and other assets                                        1,316                 386
                                                                     ---------           ---------
     Total assets                                                    $ 300,376           $ 290,728
                                                                     =========           =========

Liabilities and Shareholders' Equity:

Debt                                                                 $  34,931           $  24,509
Environmental remediation costs                                         19,376              20,626
Dividends payable                                                       11,009              10,495
Accounts payable and accrued expenses                                    7,246               9,595
                                                                     ---------           ---------
     Total liabilities                                                  72,562              65,225
                                                                     ---------           ---------
Commitments and contingencies
Shareholders' equity:
   Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 24,716,052 at September 30, 2005
     and 24,694,071 at December 31, 2004                                   247                 247
   Paid-in capital                                                     257,720             257,295
   Dividends paid in excess of earnings                                (30,153)            (32,039)
                                                                     ---------           ---------
     Total shareholders' equity                                        227,814             225,503
                                                                     ---------           ---------
     Total liabilities and shareholders' equity                      $ 300,376           $ 290,728
                                                                     =========           =========


                       GETTY REALTY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                    Three months ended             Nine months ended
                                                      September 30,                 September 30,
                                                -------------------------      -------------------------
                                                  2005             2004          2005            2004
                                                -------------------------      -------------------------
Revenues from rental properties                 $ 17,768         $ 16,425      $ 53,036         $ 49,379

Expenses:
   Rental property expenses                        2,551            2,462         7,735            7,470
   Environmental expenses, net                       375            1,049         1,786            4,564
   General and administrative expenses             1,167            1,492         3,767            4,124
   Depreciation and amortization expense           2,086            1,764         6,100            5,428
                                                --------         --------      --------         --------
      Total operating expenses                     6,179            6,767        19,388           21,586
                                                --------         --------      --------         --------
                                                  11,589            9,658        33,648           27,793
Operating income

   Other income, net                                 179              323           370              752
   Interest expense                                 (496)             (12)       (1,096)             (52)
                                                --------         --------      --------         --------
Net earnings before income taxes                  11,272            9,969        32,922           28,493

Income tax benefit                                 1,494                -         1,494                -
                                                --------         --------      --------         --------

Net earnings                                    $ 12,766         $  9,969      $ 34,416         $ 28,493
                                                ========         ========      ========         ========

Net earnings per common share:
   Basic                                        $   0.52         $   0.40      $   1.39         $   1.15
   Diluted                                      $   0.52         $   0.40      $   1.39         $   1.15

Weighted average shares outstanding:
   Basic                                          24,715           24,680        24,710           24,677
   Stock options and restricted stock units           19               40            15               40
                                                --------         --------      --------         --------
   Diluted                                        24,734           24,720        24,725           24,717
                                                ========         ========      ========         ========

Dividends declared per share:                   $  0.445         $  0.425      $  1.315         $  1.275


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                       GETTY REALTY CORP. AND SUBSIDIARIES
                        RECONCILIATION OF NET EARNINGS TO
                            FUNDS FROM OPERATIONS AND
                         ADJUSTED FUNDS FROM OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                                  Three months ended          Nine months ended
                                                                    September 30,               September 30,
                                                              -------------------------     ----------------------
                                                                2005            2004          2005          2004
                                                              -------------------------     ----------------------
Net earnings                                                  $ 12,766        $  9,969      $ 34,416      $ 28,493

Depreciation and amortization of real estate assets*             2,015           1,764         6,029         5,428
Gains on sales of real estate                                     (105)          (188)         (177)         (334)
                                                              --------        --------      --------      --------
Funds from operations                                           14,676          11,545        40,268        33,587
Deferred rental revenue (straight-line rent)                      (853)         (1,113)       (2,738)       (3,344)
Income tax benefit                                              (1,494)              -        (1,494)            -
                                                              --------        --------      --------      --------
Adjusted funds from operations                                $ 12,329        $ 10,432      $ 36,036      $ 30,243
                                                              ========        ========      ========      ========


Diluted per common share amounts:
   Earnings per share                                         $   0.52        $   0.40      $   1.39      $   1.15
   Funds from operations per share                            $   0.59        $   0.47      $   1.63      $   1.36
   Adjusted funds from operations per share                   $   0.50        $   0.42      $   1.46      $   1.22

  Diluted weighted average shares outstanding                   24,734          24,720        24,725        24,717

(*) Depreciation and amortization expense as reflected in our Consolidated Statements of Operations also includes depreciation on non-real estate assets.




IN ADDITION TO MEASUREMENTS DEFINED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"), GETTY ALSO FOCUSES ON FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FUNDS FROM OPERATIONS ("AFFO") TO MEASURE ITS PERFORMANCE. FFO IS GENERALLY CONSIDERED TO BE AN APPROPRIATE SUPPLEMENTAL NON-GAAP MEASURE OF THE PERFORMANCE OF REITS. FFO IS DEFINED BY THE NATIONAL ASSOCIATION OF REAL ESTATE INVESTMENT TRUSTS AS NET EARNINGS BEFORE DEPRECIATION AND AMORTIZATION OF REAL ESTATE ASSETS, GAINS OR LOSSES ON SALES OF REAL ESTATE, NON-FFO ITEMS REPORTED IN DISCONTINUED OPERATIONS AND EXTRAORDINARY ITEMS. OTHER REITS MAY USE DEFINITIONS OF FFO AND/OR AFFO THAT ARE DIFFERENT THAN GETTY'S AND, ACCORDINGLY, MAY NOT BE COMPARABLE.

GETTY BELIEVES THAT FFO IS HELPFUL TO INVESTORS IN MEASURING ITS PERFORMANCE BECAUSE FFO EXCLUDES VARIOUS ITEMS INCLUDED IN GAAP NET EARNINGS THAT DO NOT RELATE TO, OR ARE NOT INDICATIVE OF, GETTY'S FUNDAMENTAL OPERATING PERFORMANCE SUCH AS GAINS OR LOSSES FROM PROPERTY SALES AND DEPRECIATION AND AMORTIZATION OF REAL ESTATE ASSETS. IN GETTY'S CASE, HOWEVER, GAAP NET EARNINGS AND FFO INCLUDE THE SIGNIFICANT IMPACT OF DEFERRED RENTAL REVENUE (STRAIGHT-LINE RENT) ON ITS RECOGNITION OF REVENUES FROM RENTAL PROPERTIES, WHICH RESULTS FROM FIXED RENTAL INCREASES SCHEDULED UNDER CERTAIN LEASES WITH ITS TENANTS. IN ACCORDANCE WITH GAAP, THE AGGREGATE MINIMUM RENT DUE OVER THE INITIAL TERM OF THESE LEASES IS RECOGNIZED ON A STRAIGHT-LINE BASIS RATHER THAN WHEN DUE. GAAP NET EARNINGS AND FFO FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 ALSO INCLUDE THE INCOME TAX BENEFIT RECOGNIZED DUE TO A NET REDUCTION IN AMOUNTS ACCRUED FOR UNCERTAIN TAX POSITIONS RELATED TO BEING TAXED AS A C-CORP. PRIOR TO 2001. AS A RESULT, GETTY PAYS PARTICULAR ATTENTION TO AFFO, A SUPPLEMENTAL NON-GAAP PERFORMANCE MEASURE THAT GETTY DEFINES AS FFO LESS STRAIGHT-LINE RENT AND INCOME TAX BENEFIT. IN GETTY'S VIEW, AFFO PROVIDES A MORE ACCURATE DEPICTION THAN FFO OF THE IMPACT OF SCHEDULED RENT INCREASES UNDER THESE LEASES AND GETTY'S ELECTION TO BE TAXED AS A REIT BEGINNING IN 2001. NEITHER FFO NOR AFFO REPRESENT CASH GENERATED FROM OPERATING ACTIVITIES CALCULATED IN ACCORDANCE WITH GAAP AND THEREFORE SHOULD NOT BE CONSIDERED AN ALTERNATIVE FOR GAAP NET EARNINGS OR AS A MEASURE OF LIQUIDITY.



Contact:   Thomas J. Stirnweis

           (516) 478-54031